Exhibit 10.8

                            PROMISSORY NOTE AGREEMENT

                                                                   June 29, 2004

Nihon Shinko Bank Co.              Borrower      Rex Tokyo Co.
                                                 President Hiroyuki Ejima
                                                 2-28-1 Higashi Hokima
                                                 Adachi-ku Tokyo

                                    Cosigner     Hiroyuki Ejima
                                                 1-30-1 Nihon Tsutsumi
                                                 Taito-ku Tokyo

Borrower agreed respective articles of THE BANKING TRANSACTION CONTRACT ("Contract"), which separately entered into between the parties, and concluded PROMISSORY NOTE AGREEMENT (this "Agreement") as follows.

Article 1  Borrowing Requirements

   Borrower engaged to loan from the bank as follows.

      1. Amount             100,000,000 Yen

      2. Use                Operating capital

      3. Date of Loan       June 30, 2004

      4. Loan Method-

         The bank makes a transfer to borrower's name account in a domestic financial institution (Must have National Bank Data Communication System) which borrower assigns. In this case, the loan has to be made when a delegated bank receives capital or when the amount is charged from the bank account.

         Borrower's bank account

         Name of financial institution: Mitsui Sumitomo Bank (0009)
                                        Senju Branch (248)
         Classification of bank account: Current account
         Account number:
         Account holder: Rex Tokyo Co.

      5. Principal Reimbursement Period and Payment Method-

         (1) Last repayment date        June 29, 2006

         (2) Repayment period           One month

         (3) Payment date               29th of the month

         (4) First payment date         July 29, 2004

         (5) Amount of payment          23 payments of 4,167,000 Yen by May 2006
                                        4,159,000 Yen for the last payment

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      6. Interest Payment and Payment Method-

         (1) Interest payment method    Later payment

         (2) Interest payment period    One month

         (3) Interest payment date      29th of the month

         (4) First interest payment date July 29, 2004

         (5) Amount of first interest payment

             From the borrowing date to first interest payment date

      7. Interest Rate-

         The applicable rate of interest is annually 9.83000% (365 days on the prorated daily basis) and will be revised from now on by the following method.

         (1) Revision date of application interest rate-

             In every three times of the interest payment day

         (2) Application rate-

             Japanese Yen TIBOR (annual rate) + annually 9.75% (365 days on the prorated daily basis)

         (3) Japanese Yes TIBOR based on calculation of application interest rate-

             The Japanese yen TIBOR three months rate is used. The rate is released at 11:00 a.m. of the two days before business day of an amendment day by Japan Bank Association.

         (4) The application period of the interest rate after amendment-

             From the current amendment day to a next amendment day

      8. Payments are to be paid in the next business day when the repayment day of the principal and the pay day of the interest are holiday days.

      9. Damage

         When a debt is not carried out by this contract, the damage money by the annual rate of 18% is paid to the amount of money which should be paid.

      10. Covenants

         Borrower promises positively the matter set to below.

         (1) Duty of presentation of financial statements Borrower shall submit the following documents to the bank by the due date, respectively until the debt is paid off.

             1. Tax return

             It has to be submitted within two months after closing accounts the every term from September, 2004.

             2. Trial balance sheet

             It has to be submitted within 10 business days of next month every quarter from June, 2004.

             3. Monthly income statement

             It has to be submitted within 10 business days of next month every month from June, 2004.

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         (2) Reporting requirements

             Until the debt is paid off, borrower reports with a document to the bank immediately when the following matter occurs-

             1. Change of an officer or capital composition.

             2. Occurrence of an important lawsuit.

             3. Suspension of business transaction with a major customer.

             4 When borrower loans from a third person, a bank transaction transition table has to be submitted quarterly.

             5. Serious damage of casualty loss or damage in process of operating performance.

         (3) Prohibited matters

             Until the debt is paid off, borrower does not carry out following matters without consent by the prior document of the bank.

             1. Sale of important property, disposal.

             2. Entry to new business, sale, abolition, discontinuance, and dismissal of the existing business.

             3. Merger for liquidation.

             4. Lease from the 30 million Yen or more from third parties.

             5. The loan, investment, and guarantee to 30 million or more to third parties.

             6. Distribution of profits to stockholders.

             7. The conduct which does the serious influence for borrower's management or financial condition.

         (4) Financial restriction

             Until the debt is paid off, borrower has to comply with the standard of following indicator.

             1. Interest coverage ratio-

                Borrower must maintain more than 1.25 times in the end of September, 2004 (Note) The definition of interest coverage ratio is "(Operating profit + interest earned, discount) / interest paid."

             2. Amounts of net assets-

                (1) Borrower must maintain more than 200 million during the loan period.

                (2) Borrower must maintain more than 10.0% of equity ratio during the loan period.

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Article 2  The condition precedent of loan

   When the following reason arises, the bank shall not loan to the borrower before execution of the loan. Even if it is the case where the borrower suffers damage from it, the bank shall not accept any responsibility. Moreover, borrower submits a receipt with the bank predetermined style which proves receipt of an advance at the time of execution of loan to the bank. 1. When it finds out that all or a part or of the eighth-article is not satisfied. 2. When at least one reason set to the first and the second clause of the fourth article of The Banking Transaction Contract.

Article 3  Prepayment

   Prepayment (Liquidation) shall not be performed. However, when consent of the bank is received beforehand, borrower can repay all of debts at the payday of interest.

Article 4  Payment of loan

   Payment of loan in the contract has to be made by transferring to the following account. Tokyo Mitsubishi Bank (0005), Furikomi Daini Branch (317), Nihon Shinko Bank Co. If the bank is required, the account can be changed, and the bank will notify it to borrower immediately.

Article 5  Special agreement for offsetting

   Even when there is a debt to borrower from the bank and the bank must carry out this debt for the reason of arrival, borrower shall not offset this claim to a bank, and the debt by this contract.

Article 6  Burden of expense

   Borrower pays all expenses for creation of the contract.

Article 7  Cosigner

   (1) About all the debts that borrower pays to the bank, the cosigner owes joint and several liability. The consigner follows this contract besides each provision of The Banking Transaction Contract.

   (2) Cosigner does not do offset with the claim of the deposit to borrower's bank and other credit.

   (3) Cosigner does not assert exemption from responsibility, even if the bank changes and cancels other guarantees by the convenience.

   (4) When cosigner carries out liabilities for guarantee, cosigner does not use the right acquired from the bank without the consent of the bank during the continuation of dealings with borrower and bank. If there is a claim of a bank, cosigner will transfer the right or ranking to a bank gratuitously.

   (5) This guarantee is not changed when the cosigner is guaranteeing other transactions between borrower and the bank. When cosigner guarantees other transaction between borrower and the bank in the future, it is dealt with the same manner.

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Article 8  Pronouncement and guarantee

   (1) Borrower guarantees that the items mentioned in the contract are true and accurate.

   (2) When there is a procedure needed on statutes, such as a corporate resolution and articles of association about this contract, borrower and cosigner who formed a corporation guarantee having completed this procedure.

   (3) Borrower who is an individual guarantees that this contract is what is concluded for the enterprise to which borrower carries out.

Article 9  Creation of notarized document

   When there is a claim of the bank, borrower and cosigner do necessary procedure immediately in order to draw up the notarized deed which has recognition of the debt by this contract, and consent of compulsory execution. For this reason, borrower and cosigner pay all the required expense.

Article 10  Perfection law

   (1) The bank shall transfer the loan claim based on the contract at any time, when a assignee is a proper institutional investor who sets to article 4 of Cabinet Office regulations about the definition specified to Article 2 of the Securities Exchange Act.

   (2) When the profits loss reason of the term set to the Banking Transaction Contract occurs, the bank shall transferred to the loan collection company based on the special-measures method about claim understanding employment whose bank selects the loan claim based on this contract.

   (3) When transfer of the loan claim based on this article is performed, all the rights of the bank on this contract and the Banking Transaction Contract shall be transferred to an assignee. Moreover, an assignee shall be dealt with as a bank in the contract about a loan claim, and application of each provision of the Banking Transaction Contract. Borrower and cosigner shall consent to a transfer of the loan claim to an assignee, and the transfer of a right beforehand. In this case, borrower shall not resist an assignee about the reason which may receive a protest and the other banks acquired to the bank after the notice attainment with the top concerned. By the claim of the bank, borrower or cosigner shall give required cooperation of the requirement possession for confrontation about the transfer.

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Article 11 Registration for credit information organization

   Borrower agrees following terms.

   (1) The credit records based on the objective fact about this contract are registered into CCB Co., a credit-records organization, for five years after the day which repaid the total of debt by the contract during a contract term. The information is used by the affiliation members for payment or the investigation and judgment about solvency.

   (2) The fact in connection with the application of the security based on this contract being reported to a credit-records organization from our company. The credit-records organization stores this information for half a year and the information should be used by members of the credit-records organization for the investigation and judgment abou t solvency.

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                            BANK TRANSACTION CONTRACT
                                                                   June 29, 2004

                                        A        Rex Tokyo Co.
                                                 President Hiroyuki Ejima
                                                 2-28-1 Higashi Hokima
                                                 Adachi-ku Tokyo

                                        B        Nihon Sinko Bank Co.
                                                 1-6-1 Otemachi Chiyoda-ku
                                                 Otemachi Building 1 Tokyo

Rex Tokyo Co. ("A") and Nihon Shinko Bank Co. ("B") entered into an agreement as following.

Article 1  Scope

(1) Each provision of this contract is applied in common about all transactions to which the loan between A and B.

(2) Guarantee transactions when A secures it with B and a third person shall be included in transaction of the preceding clauses.

(3) In the case where separately different agreement from this contract between A and B is performed, the agreement has priority over the provision to which this agreement corresponds.

Article 2  Interest and monetary damage

(1) It paid comparatively about interest, the amount of guarantees, a commission, and payment, and the agreement of time and a method should be agreed between A and B. However, when there is change of the financial situation, A or B shall ask for deliberations about changing these into the thing of the generally accepted to be rational to other party.

(2) When change arises in the preservation situation of the claim of B by change of the financial situation of A, and the change in a collateral value, suppose that it is the same as the preceding clause about change of the interest rate.

(3) A pays the damage money of the rate of 18% of years to the amount which should be paid, when the debt over B is not carried out. The calculation method is used 365 days on the prorated daily basis.

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Article 3  Mortgage

(1) security whose B accepts that A is suitable when loss or reduction of value arises about mortgage with which B is provided, when the credit situation of A or the cosigner of A gets worse, when the considerable reason which needs the preservative attachment of B arises and B set and charges a considerable period -- or -- increase -- security -- it shall provide, and a guarantor shall be found and added.

(2) When A does not carry out the debt over B, B collects or disposes of mortgage by the procedure of a court or the method generally accepted to be suitable, time, the price, etc. Despite in order of a court, the balance which deducted expenses from the acquisition money can be appropriated for liquidation of the debt of A. When the debt of A remains in addition after appropriating acquisition money for liquidation of a debt, A shall be immediately repaid to B and a surplus arises into acquisition money, B shall change this into a right holder.

(3) When A does not carry out the debt over B, B shall be collected or disposed of also about the negotiable securities of the personal property of A, and a promissory note. It is altogether dealt with according to the preceding clause.

(4) The lien of the mortgage naturally materialized by legal regulation is included in this security.

Article 4  Loss of the profits of a term

(1) When at least one thing for which A is set to below arises, naturally A shall lose the profits of a term about all the debts over B, even if there is no notice from B, and shall repay a debt immediately.

     1. When a statement of bankruptcy files, when a civil reorganization procedure starts, when a reorganization-of-corporation procedure starts, when a corporation consolidation start, or when a special clearance starts.

     2. When the disposition by suspension of business of a clearinghouse is received.

     3. When a dismissal command is received or when the resolution of a dismissal occurs.

     4. In addition to third clause, when A states the procedure in which a specific mediation court participates about debt arrangement. Or when abolition of business is expressed itself and the fact accepted to have stopped payment occurs.

     5. When the notice of a command of provisional seizure, preservation seizure, and seizure is shipped to A or a cosigner.

     6. When the time of not answering offer of the mortgage, the increase of mortgage based on the third article first clause, a cosigner's selection, or an additional claim.

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(2)  When at least one thing for which A is set to below arises, naturally A shall lose the profits of a term about all the debts over B and shall repay a debt immediately with a petition from B. The profits of a term should be lost, when a claim did not reach on time by the reason A neglects the notification of address change and A does not receive the claim which it should usually have reached from B.

     1.   When the performance of debt to B is delayed.

     2.   When seizure or auction procedure about the object of mortgage starts.

     3. When the profits of a term are lost about the corporate bond which A publishes.

     4. When the profits of a term are lost about that to which the total amount exceeds 1 million yen with debts other than the debt based on this contract in A. Or although fulfillment duty occurred about that to which the total amount exceeds 1 million yen in the liabilities for guarantee which A performed to the debt which a third person pays, when the fulfillment cannot be performed.

     5.   When the transaction contract with B is broken.

     6. When the presentation to B based on the transaction contract with B or report duty is neglected in spite of the reminder of B. Or when presentation or a report including faithless contents of documents is performed.

     7. When the financial restriction matter set to the transaction contract with B is broken.

     8.   When the whereabouts of A becomes unknown because of A.

     9. When a cosigner corresponds at least one of each of the number of the preceding clause or this clause.

     10. When the considerable thing for which trouble is caused to liquidation of the debt of A besides the preceding clause arises.

(3) A shall notify the fact to B with a document immediately, when the concern generated or when the situation set to the second clause occurs is produced.

Article 5  Offsetting and appropriation by B

(1) When A must carry out the debt over B by arrival of a term, loss of the profits of a term, or generating of a claim-for-compensation debt, etc., B shall offset the debt and claims, such as deposit of A, regardless of the term of the claim at any time.

(2) When offset is possible in the previous clause, B can omit a prior notice and a predetermined procedure, can receive refund of deposit with other bank instead of A, and can also appropriate it for liquidation of a debt. In this case, B shall notify the result to A.

(3) When B performs offset or refund in the previous two clauses, about calculation of the interest of debts and credits, monetary damage, etc., the period is made last until the day of the calculation execution by B. Moreover, when there is no agreement about an interest rate between A and B, it shall be set by B.

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Article 6  Offsetting by A

(1) When A must carry out the debt over B by arrival of a term, B shall offset the debt and claims, such as deposit of A, before the term of the claim except for the following case.

     1.   When there are restrictions for liquidation and offset.

     2. When contrary to the agreement which restricts the liquidation between A and B before a term.

(2) When A offsets the bond of claims, offset deposit, the notice of offset on the deed and passbook have to be immediately submitted to B.

(3) When A offsets, the interest of debts, credits, and monetary damage carry out by the day of arrival of the notice of offset. In this case, when there is a law of a special commission about liquidation before a term, it is based on the law.

Article 7  Assignment to appropriation by B

In liquidation and the fifth article of offsetting and appropriation by B, when insufficient for extinguishing the debt total amount of A, B shall be appropriated by the proper way, and A cannot object to the appropriation.

Article 8  Assignment to appropriation by A

(1) When A offsets by the sixth article and it is insufficient for repaying total debt amount of B, A can specify the method of appropriation by the notice by the document to B.

(2) When A does not carry out specification by the preceding clause, B can be appropriated by the proper method, and A cannot object to the appropriation.

(3) When there is a possibility that B may have a trouble with the preservative attachment by specification of the first clause, B can object without being late by a written document. In consideration of the existence of security, the guarantee, the importance, the difficulty of disposal, the merits and demerits of time for performance, etc., B specifies the way of appropriation.

(4) When B appropriates according to the preceding two clauses, B shall specify the method about term the debt which is not due as if at which the term had arrived.

Article 9  Risk-bearing and exculpatory clause

(1) When the deed which A submitted to B is lost, damaged, delay in an incident, a calamity, and the accident in the middle of transportation, A shall repay a debt based on the account book, or record of a check of B. In this case, A pays the damage except for the case where it is the cause of B.

(2) When the mortgage which was made a pledge from A to B suffers, except for the case where it is the cause of B, A shall pay the damage.

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(3)  B pays careful attention to and compares the seal and a signature of the deed which A submitted and admits it is indifferent from originals, even if there is an accident of forgery, alteration, and plagiarism in the seal or a signature, damage is taken as the burden of A. A shall take responsibility according to the publication of the deed.

(4) A should pay B all the expense which A requests to cooperate in order to preserve or to use the right to A of B, and to collect or dispose of security.

Article 10  Modification of notifications

(1) A sends a written notification immediately when to change of a seal, signature, name, trade name, representative, and the address.

(2) When A neglected the notification of the preceding clause, neither the notice which B performed by the cause of A -- A does not receive the claim from B -- nor the sent documents was delay or it did not arrive, it should reach at the time which should usually reach.

Article 11  Report and investigation

(1) A submits periodically the copy of balance sheet, income statement, tax return, and other documents which B requires about the property, management, and investigation of business condition of A.

(2) Other than the preceding clause, A submits or reports documents without delay when B requires these documents about the property, management, and investigation of business condition of A.

(3) When A faces or is likely to have a serious change about business condition, property, management of A, A shall report immediately the matter.

(4) When A or a cosigner receive the referee of guardianship, assistance, and auxiliary start, A submits the fact to B. When notifications have changed or canceled, it should be treated as the same manner.

Article 12  Applicable location

Each provision of this written contract is applied to many other transaction between main and branch offices of A and B.

Article 13  Proper law and agreement jurisdiction

(1) Proper law of the contract and transactions based on the contract is applied to Japanese law.

(2) When you need to file a lawsuit (mediation is included) about the transactions based on this written contract, Tokyo District Court is the exclusive agreement jurisdictional court for the first trial.

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Article 14  Cancellation of the contract

This contract is cancelable when the transactions set to the first article are completed, and when there is no debt which A pays to B, and when either A or B notifies to another party with a written document. Article 15 Registration for credit information organization A as an individual agrees following terms.

1. The credit records based on the objective fact about the money consumption sell-and-lease agreement ("individual contract") concerning the enterprise nature fund individually concluded based on this written contract are registered into CCB Co.("the credit-records organization"), for five years after the day which repaid the total of debt by the individual contract during a contract term. The information is used by the affiliation members for payment or the investigation and judgment about solvency.

2. The fact in connection with the application of the security based on this contract being reported to a credit-records organization from B. The credit-records organization stores this information for half a year and the information should be used by members of the credit-records organization for the investigation and judgment about solvency.


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